                                  SCHEDULE 14A
                                  (RULE14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

     PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE
                                 ACT OF 1934
                                (AMENDMENT NO. )


Filed by Registrant  [ X ]
Filed by a Party other than the Registrant [   ]
Check the appropriate box:

[   ] Preliminary Proxy Statement          [   ]  Confidential, For Use of the
                                                  Commission Only (as permitted
                                                  by Rule 14a-6(e) (2))

[ X ] Definitive Proxy Statement
[   ] Definitive Additional Materials
[   ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           Commercial Intertech Corp.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

        [ X ] No fee required.
        [   ] Fee computed on table below per Exchange Act Rules 14a-6(i) (1)
              and 0-11.

        (1)   Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

        (2)   Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

        (4)   Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

        (5)   Total fee paid:

--------------------------------------------------------------------------------

        [   ] Fee paid previously with preliminary materials:

--------------------------------------------------------------------------------

        [   ] Check box if any part of the fee is offset as provided by Exchange
Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

        (1)   Amount previously paid:

--------------------------------------------------------------------------------

        (2)   Form, Schedule or Registration Statement no.:

--------------------------------------------------------------------------------

        (3)   Filing Party:

--------------------------------------------------------------------------------

        (4)   Date Filed:

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




================================================================================



                                                            COMMERCIAL
                                                            INTERTECH



                                                            Notice of
                                                            Annual Meeting
                                                            of
                                                            Shareholders
                                                            March 25, 1998
                                                            and
                                                            Proxy Statement




                                                  Commercial Intertech Corp.
                                                  1775 Logan Avenue
                                                  Youngstown, Ohio 44505


================================================================================

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MARCH 25, 1998

To the Shareholders of Commercial Intertech Corp.:

        The Annual Meeting of the Shareholders of Commercial Intertech Corp. (the "Annual Meeting") will be held in the EDWARD J. DEBARTOLO STADIUM CLUB AT YOUNGSTOWN STATE UNIVERSITY, ONE UNIVERSITY PLAZA, YOUNGSTOWN, OHIO on Wednesday, March 25, 1998, at 10:00 A.M., eastern time, for the following purposes:

        1. Election of four (4) directors of the Third Class to serve for a term of three (3) years and until their successors shall have been elected and qualified;

        2. Ratification of the selection of Ernst & Young LLP as independent auditors for the fiscal year ending October 31, 1998;

        3. Transaction of such other business as may properly come before the meeting and any adjournments or postponements thereof;

all in accordance with the accompanying Proxy Statement.

        The Board of Directors has fixed the close of business on January 26, 1998 as the record date for the determination of the shareholders entitled to notice of and to vote at the Annual Meeting.

                     BY ORDER OF THE BOARD OF DIRECTORS


                     SHIRLEY M. SHIELDS
                     Vice President and Corporate Secretary

January 29, 1998

                         VOTING YOUR PROXY IS IMPORTANT

        PROMPT ACTION IN SENDING IN YOUR PROXY WILL ELIMINATE THE EXPENSE OF FURTHER SOLICITATION. AN ENVELOPE IS PROVIDED FOR YOUR USE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. YOU ARE RECEIVING A PROXY FOR EACH ACCOUNT IN YOUR HOUSEHOLD. PLEASE VOTE, SIGN AND MAIL ALL PROXIES YOU RECEIVE.

                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                 MARCH 25, 1998

           This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Commercial Intertech Corp. (the "Company") of proxies to be voted at the Annual Meeting of Shareholders to be held in the EDWARD J. DEBARTOLO STADIUM CLUB AT YOUNGSTOWN STATE UNIVERSITY, ONE UNIVERSITY PLAZA, YOUNGSTOWN, OHIO 44555, on Wednesday, March 25, 1998, at 10:00 A.M., eastern time, and at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement and the accompanying form of proxy were first released to shareholders on or about January 29, 1998.

           All shares represented by effective proxies will be voted at the Annual Meeting or any adjournments or postponements thereof, and such vote will be in accordance with the instructions noted on such proxies. Any shareholder giving a proxy will have the right to revoke it at any time prior to the voting thereof by giving written notice to the Secretary of the Company. In addition, if you are present at the meeting, you may revoke your proxy at that time and vote personally on all matters brought before the meeting.

           All shares represented by effective proxies marked "abstain" will be counted as present and entitled to vote for purposes of reaching a quorum at the Annual Meeting or at any adjournments or postponements thereof and will be counted for purposes of voting on any proposal presented at the Annual Meeting or any adjournments or postponements thereof. Abstentions will have the same effect as votes cast against a proposal. Broker non-votes will be included in determining the presence of a quorum, but will not be considered as present and entitled to vote with respect to any matter. Broker non-votes will have no effect on voting on the proposals being considered at the meeting.

                                  VOTING SHARES

           The Board of Directors has fixed the close of business January 26, 1998 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Only shareholders of record at the close of business on that date will be entitled to vote at the Annual Meeting or any adjournments or postponements thereof. The Company's voting securities outstanding on December 31, 1997 consisted of 14,083,224 shares of its $1 par value common stock (the "Common Stock") (exclusive of 1,931,625 shares of treasury stock) and 942,552 shares of ESOP Convertible Preferred Stock
Series B, no par value, each of which will be entitled to one vote at the meeting.

           Under the General Corporation Law of Ohio, if a shareholder gives written notice to the President, a Vice President or the Secretary of the Company, not less than 48 hours before the time fixed for holding a meeting to elect directors, of such shareholder's desire that the voting be cumulative, and if an announcement of the giving of such notice is made upon the convening of the meeting, each shareholder has the right to cumulate such voting power as such shareholder possesses and to give one candidate the number of votes equal to the number of directors to be elected multiplied by the number of shares such shareholder holds or to distribute such shareholder's votes on the same principle among two or more candidates, as such shareholder sees fit. A shareholder notice to exercise cumulative voting rights at the meeting must be in writing, addressed to the President, a Vice President or the Secretary of the Company, and must be received at the principal executive offices of the Company not less than 48 hours before 10:00 A.M., eastern time, on March 25, 1998.

           The ESOP Convertible Preferred Stock Series B is held of record by a trustee for the Commercial Intertech Employee Stock Ownership Plan. The trust for this plan contains pass-through voting provisions for the participants in the plan. Shares which are allocable to a participant's account will be voted by the trustee as directed by the participant. The trustee will vote the shares which are either not allocable to any participant's account, or which are allocable but were not voted by the participant, proportionately as the allocable shares voted by participants were voted.

                            1. ELECTION OF DIRECTORS
                            ------------------------

           The Code of Regulations of the Company currently provides that the Company shall have not less than nine nor more than 15 directors (the number of directors currently being set at 12) and that the Board shall be classified with respect to the time for which members shall severally hold office by dividing them into three classes (each of such classes currently consisting of four directors) to hold office for a term of three years.

           Four directors of the Third Class are to be elected at the Annual Meeting for a term of three years expiring at the annual meeting in 2001. It is the intention of the persons named in the enclosed form of proxy to vote such proxy as specified or, if no specification is made on a signed and returned proxy, to vote such proxy for the election of directors of the four nominees listed in the table set forth below to serve for a term of three years and until their successors shall be elected and qualify. Directors of the Third Class whose terms of office expire at the Annual Meeting and who are nominated for reelection at the Annual Meeting are Messrs. McDonough, Powers, Smart and Tucker, all of whom were elected to their present terms of office by the shareholders at the annual meeting held March 22, 1995.

           The Board of Directors has no reason to believe that the persons nominated will not be available. In the event that a vacancy among such original nominees occurs prior to the Annual Meeting, shares represented by the proxies so appointed will be voted for a substitute nominee or nominees designated by the Board of Directors. All of the original nominees have consented to serve if elected. In the event cumulative voting is appropriately called for, the enclosed proxy may be voted in favor of any one or more of the below-named nominees, to the exclusion of the others, and in such order of preference as the proxy holder may determine in his or her discretion.

           The terms of office of Messrs. Charles Cushwa, Galvin, Hill and Kassling, directors of the First Class, will expire at the annual meeting in 1999, and the terms of office of Messrs. Bresnahan, William Cushwa, Humphrey and Midgley, directors of the Second Class, will expire at the annual meeting in 2000. Except for Messrs. William W. Cushwa and Charles B. Cushwa III, who are brothers, none of the directors is related to any other director.

Required Vote

           Candidates for the office of Director receiving the greatest number of votes shall be elected.

Board Recommendation

           The Board of Directors recommends a vote FOR the election of all nominees as directors.

                           INFORMATION AS TO NOMINEES

           The names of the nominees for the office of director to be elected at the Annual Meeting, together with certain information concerning the nominees, are set forth below:

                                    Gerald C. McDonough, age 69 - Director since
                                    1992.

                                    Retired in July 1988 as Chairman of the
                                    Board and Chief Executive Officer of
                                    Leaseway Transportation Corporation. Mr.
                                    McDonough received his bachelor's degree in Business Administration from Case Western Reserve University. Mr. McDonough is a director of York International, York, Pennsylvania; CUNO Incorporated, Meriden, Connecticut; and Associated Estates Realty Corporation, Cleveland, Ohio; and he is Chairman of the Independent Trustees of the Fidelity Funds, Boston, Massachusetts.

                                    NOMINEE FOR THIRD CLASS (PRESENT TERM
                                    EXPIRES IN 1998).


                                    Paul J. Powers, age 62 - Director since
                                    1984.

                                    Chairman, President and Chief Executive
                                    Officer of the Company. Mr. Powers received his bachelor's degree in Economics from Merrimack College and his master's degree in Business Administration from George Washington University. Mr. Powers joined the Company in 1982 as Group Vice President of Hydraulics, was elected President and Chief Operating Officer in 1984 and was elected Chairman and Chief Executive Officer in 1987. Mr. Powers is Chairman of the Board of Directors of CUNO Incorporated, Meriden, Connecticut; he is a director of First Energy Corp., Akron, Ohio; Twin Disc, Inc., Racine, Wisconsin; and Global Marine, Inc., Houston, Texas.

                                    NOMINEE FOR THIRD CLASS (PRESENT TERM
                                    EXPIRES IN 1998).

                                    George M. Smart, age 52 - Director since
                                    1995.

                                    President and Chairman of the Board of
                                    Phoenix Packaging Corporation. Mr. Smart received his bachelor's of science degree from The Defiance College and his master's degree in Business Administration from Wharton School, University of Pennsylvania. He was President and Chief Executive Officer of Central States Can Co. from 1978 to 1993. He has been President and Chairman of Phoenix Packaging Corporation since 1993. Mr. Smart is a director of Phoenix Packaging Corporation, North Canton, Ohio; First Energy Corp., Akron, Ohio; and The Defiance College, Defiance, Ohio.

                                    NOMINEE FOR THIRD CLASS (PRESENT TERM
                                    EXPIRES IN 1998).

                                    Don E. Tucker, age 69 - Director since 1977.

                                    Retired Senior Vice President and Chief
                                    Administrative Officer of the Company. Mr.
                                    Tucker received his bachelor's of arts
                                    degree from Aurora College and his
                                    bachelor's of law degree from Yale
                                    University. Mr. Tucker joined the Company in
                                    1972 as General Counsel and Assistant
                                    Secretary, was elected Senior Vice President and Chief Administrative Officer in 1984 and retired in 1993.

                                    NOMINEE FOR THIRD CLASS (PRESENT TERM
                                    EXPIRES IN 1998).

      INFORMATION CONCERNING DIRECTORS WHOSE TERMS OF OFFICE WILL CONTINUE
                                AFTER THE MEETING

           The names of the remaining eight directors of the Company, and certain information with respect to such directors, are as follows:

                                    Charles B. Cushwa III, age 63 - Director since 1972.

                                    Director of Cushwa Center for
                                    Entrepreneurship, Youngstown State
                                    University since 1988. Mr. Cushwa received his bachelor's of arts degree in Sociology and his master's of arts degree in Economics from the University of Notre Dame. Mr. Cushwa joined the Company in 1961 and held various management positions with the Company until retiring in 1988 as the Secretary of the Company. Mr. Cushwa is a director of Home Savings and Loan Company, Youngstown, Ohio.

                                    DIRECTOR OF FIRST CLASS (PRESENT TERM
                                    EXPIRES IN 1999).

                                    John M. Galvin, age 65 - Director since
                                    1993.

                                    Private investor and consultant following retirement in 1992. He was Vice Chairman and Director of The Irvine Company from 1987 to 1992. He received his bachelor's degree in Business Administration from Indiana University. He has served as President of the Rust Group of Austin, Texas; as Senior Vice President of Aetna Life and Casualty; and as Chief Executive Officer of Aetna's International and Diversified Business Division. Mr. Galvin is a Director of Global Marine, Inc., Houston, Texas; Oasis Residential Inc., Las Vegas, Nevada; and CUNO Incorporated, Meriden, Connecticut.

                                    DIRECTOR OF FIRST CLASS (PRESENT TERM
                                    EXPIRES IN 1999).



                                    Richard J. Hill, age 67 - Director since
                                    1993.

                                    Retired in 1990 as Certified Public
                                    Accountant with Hill, Barth & King, CPAs, a regional certified public accounting firm operating in Ohio, Pennsylvania, Florida and Virginia. Mr. Hill formerly was a general partner and chairman of the Executive Committee of Hill, Barth & King. He received his bachelor's degree in Business Administration from Youngstown State University. Mr. Hill is a director of Panelmatic, Inc., Youngstown, Ohio.

                                    DIRECTOR OF FIRST CLASS (PRESENT TERM
                                    EXPIRES IN 1999).



                                    William E. Kassling, age 53 - Director since
                                    1996.

                                    Chairman, Chief Executive Officer and
                                    President of Westinghouse Air Brake Company.
                                    Mr. Kassling received his bachelor's of
                                    science degree in Industrial Management from Purdue University and his master's degree in Business Administration from the University of Chicago. He has served as Management Consultant for Boston Consulting Group; Director, Planning and Development for Clark Equipment Company; and Vice President, Planning, Vice President, Group Executive of Building Specialties Group and Railway Products Group for American Standard Incorporated. He is a director of Dravo Corporation, Pittsburgh, Pennsylvania; and Scientific Atlanta, Inc., Atlanta, Georgia.

                                    DIRECTOR OF FIRST CLASS (PRESENT TERM
                                    EXPIRES IN 1999).

                                    William J. Bresnahan, age 47 - Director
                                    since 1995.

                                    President of Hynes Industries. Mr. Bresnahan received his bachelor's of science degree in Business Administration from Youngstown State University and his master's degree in Business Administration from the University of Pittsburgh. He held sales and marketing positions with Procter & Gamble and Pharmacia, Inc. before joining Hynes Industries in 1980. He held sales and general management positions at Hynes Industries until he was named President in 1989. Mr. Bresnahan is a director of the Mahoning National Bank, Youngstown, Ohio.

                                    DIRECTOR OF SECOND CLASS (PRESENT TERM
                                    EXPIRES IN 2000).



                                    William W. Cushwa, age 60 - Director since
                                    1975.

                                    Retired Vice President Planning and
                                    Assistant Treasurer of the Company. Mr.
                                    Cushwa received his bachelor's of arts
                                    degree from the University of Notre Dame and his master's degree in Business Administration from Case Western Reserve University. Mr. Cushwa joined the Company in 1960, was elected Assistant Treasurer in 1969, Director of Corporate Planning in 1977 and was elected Vice President Planning and Assistant Treasurer in 1983. He retired December 31, 1996.

                                    DIRECTOR OF SECOND CLASS (PRESENT TERM
                                    EXPIRES IN 2000).



                                    Neil D. Humphrey, age 69 - Director since
                                    1985

                                    President Emeritus of Youngstown State
                                    University, having retired as President in 1992 after eight years in that position. Dr. Humphrey received his bachelor's of arts degree from Idaho State University, his master's of science degree in Government Management from the School of Business Administration of the University of Denver, and his doctorate degree in Education from Brigham Young University. His prior experience includes 10 years as Chancellor of the University of Nevada system. He also served as Budget Director for the State of Nevada.

                                    DIRECTOR OF SECOND CLASS (PRESENT TERM
                                    EXPIRES IN 2000).

                                    C. Edward Midgley, age 60 - Director since
                                    1995.

                                    Advisory Director, PaineWebber Incorporated since 1995. Mr. Midgley received his bachelor's of arts degree in Economics from Princeton University and his master's degree in Business Administration from Harvard Business School. Until 1995 he was Co-Head of Investment Banking, Executive Managing Director, Head of Mergers and Acquisitions and member of the Board of Directors of Kidder, Peabody & Co. Incorporated. He has served as Managing Director, Partner and Head of Corporate Finance/Client Coverage Group of Bankers Trust Company; Vice Chairman, Office of the Chief Executive at Fieldcrest Cannon, Inc.; and Vice Chairman of Amoskeag Company. Mr. Midgley is a director of CUNO Incorporated, Meriden, Connecticut.

                                    DIRECTOR OF SECOND CLASS (PRESENT TERM
                                    EXPIRES IN 2000).

                    BOARD MEETINGS AND COMMITTEE INFORMATION

           The Board of Directors held six meetings during the year. The Board has established four committees to assist in the discharge of its responsibilities. These are the Executive and Finance, Audit, Pension and Pension Investment, and Management Evaluation and Compensation Committees. There is no nominating committee; the Board as a whole nominates directors for election after receiving recommendations from the Executive and Finance Committee. During the year, all directors attended 75% or more of the aggregate of meetings of the Board and the Board committees to which they were assigned. The total attendance at the meetings of the Board of Directors and committee meetings during the year was 97%.

           The Executive and Finance Committee functions as the Executive Committee provided for in the Company's Code of Regulations and, during the intervals between the meetings of the Board of Directors, possesses and may exercise all the powers of the Board of Directors in the management of the corporation in so far as may be permitted by law, except that no obligations or indebtedness other than those properly pertaining to current business shall be contracted without authorization by the Board of Directors. The Committee is responsible for making recommendations to the Board of Directors on candidates for election and reelection to the Board; has the responsibility for overseeing and ensuring that the Company's financial resources are managed prudently and cost effectively, with emphasis on those issues which are long-term in nature; and also makes recommendations to the Board of Directors as to debt and capital structure, issuance of shares or repurchase of outstanding shares, dividend policy and the declaration of dividends, acquisitions and divestitures, and any other financial matters deemed appropriate by the Committee. During the past year, the Committee held seven meetings. The Committee consists of six members as follows: Messrs. Powers (Chairman), Galvin, Humphrey, McDonough, Midgley and Tucker.

           The Audit Committee has the responsibility for recommending the selection of the independent auditors by the Board of Directors; reviewing with such auditors, prior to the commencement of or during the audit for each fiscal year, the scope of the examination to be made; reviewing with such auditors the certified financial reports, any changes in accounting policies, the services rendered by such auditors (including management consulting services) and the effect of such services on the independence of such auditors; reviewing the Company's internal audit and control functions; considering such other matters relating to such audits and to the accounting procedures employed by the Company as the Audit Committee may deem appropriate; and reporting to the full Board of Directors regarding all of the foregoing. During the past year, the Committee held four meetings with the auditors. This Committee consists of seven members as follows: Messrs. Hill (Chairman), Bresnahan, Charles Cushwa, William Cushwa, Kassling, Smart and Tucker. None of the members of the Audit Committee is an employee of the Company.

           The Pension and Pension Investment Committee has the responsibility for overseeing and evaluating the investment of the corporation's pension plan assets, selecting fund managers, reviewing their performance, designating the proportion of pension contributions assigned to such managers and monitoring plan liabilities for changes which might influence investment decisions. During the past year, the Committee held two meetings. The Committee consists of six members: Messrs. McDonough (Chairman), Bresnahan, Charles Cushwa, William Cushwa, Kassling and Smart. None of the members of the Pension and Pension Investment Committee is an employee of the Company.

           The Management Evaluation and Compensation Committee has the authority to determine annual salaries and bonuses for all elected officers and senior management; constitutes the "Committee" contemplated by the Company's various stock option and award plans with the responsibility for administering such plans; approves incentive and deferred compensation plans and the funding arrangements related thereto for elected officers and senior management; and has the responsibility for evaluating the performance of the Chief Executive Officer and senior officers of the Company on an annual basis for purposes of compensation. During the past year, the Committee held four meetings. The Committee consists of five members: Messrs. Humphrey (Chairman), Galvin, Hill, McDonough and Midgley. None of the members of the Management Evaluation and Compensation Committee is an employee of the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

           Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten-percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

           To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended October 31, 1997, all officers, directors and greater than ten-percent beneficial owners complied with applicable Section 16(a) filing requirements.

                            EXECUTIVE COMPENSATION


                                                    SUMMARY COMPENSATION TABLE

                                                                                         Long-Term Compensation
                                                                                         ----------------------

                                             Annual Compensation                       Awards             Payouts
                                             -------------------                       ------             -------



                                                                                            Securities
                                                               Other Annual                    Under-
                                                                 Compen-      Restricted       lying       LTIP       All Other
         Name and                       Salary        Bonus      sation      Stock Awards     Options     Payouts    Compensation
    Principal Position       Year          $           ($)        ($)           ($) (1)       (#) (2)       ($)          ($)
    ------------------       ----         ---         ----       ---           -------       -------        ---          ---

Paul J. Powers               1997       500,000      500,000       -0-            -0-          55,000        -0-         15,870 (3)
Chairman, President and      1996       472,500      640,000       -0-          191,995        94,132      846,943       16,023
Chief Executive Officer      1995       481,667      440,000       -0-          131,995        76,206        -0-         15,810


Bruce C. Wheatley            1997       235,000       86,250       -0-           34,508        12,500        -0-          9,478 (4)
Senior Vice President-       1996       233,333      105,000       -0-           42,002        22,412      201,653        8,098
Administration               1995       223,833       90,000       -0-           36,002        16,810        -0-          8,075


John Gilchrist               1997       212,000       60,000       -0-            -0-          15,000        -0-          8,788 (5)
Group Vice President         1996       210,000       33,125       -0-            -0-          22,412      237,930        7,398
                             1995       194,167       30,000       -0-           11,995        15,690        -0-          7,185


Steven J. Hewitt             1997       194,583      110,000       -0-            -0-          12,500        -0-          6,352 (6)
Senior Vice President and    1996       132,500       60,000       -0-            -0-           5,604       29,927          856
Chief Financial Officer      1995       116,000       40,000       -0-           11,995         4,482        -0-          1,034


Robert A. Calcagni           1997       195,000      155,000       -0-            -0-          10,000        -0-          8,278 (7)
Group Vice President         1996       193,083       75,000       -0-            -0-          17,930       60,495        6,891
                             1995       182,083       30,000      22,735          -0-          13,448        -0-          6,708

(1) This column shows the market value of restricted share awards on the date of award. The aggregate holdings/value of Restricted Stock held on October 31, 1997 by the individuals listed in this table, not including awards which were earned after the end of the fiscal year as part of the Salaried Employee Incentive
Plan (the "SEIP") and were elected to be taken in the form of restricted stock, as described in the Management Evaluation and Compensation Committee Report on Executive Compensation, were: Paul J. Powers - 67,564 shares/$1,097,915;
Bruce C. Wheatley - 8,874 shares/$144,203; John Gilchrist - 2,346 shares/$38,123; Steven J. Hewitt - 1,495 shares/$24,294 and Robert A.
Calcagni - -0- shares/$-0-. Regular quarterly dividends are paid on Restricted Stock held by these individuals.

(2) The number of shares reported for 1996 and 1995 reflects adjustments made by the Management Evaluation and Compensation Committee in connection with the spin-off of CUNO Incorporated in 1996.

(3) Includes Company matching contributions to his Non-Qualified Stock Purchase Plan account in the amount of $10,250; Company matching contribution to his 401(k) Plan account in the amount of $3,192; and Company pay-based contribution to his Employee Stock Ownership Plan account in the amount of $2,428.

(4) Includes Company matching contributions to his Non-Qualified Stock Purchase Plan account in the amount of $2,300; Company matching contribution to his 401(k) Plan account in the amount of $4,750; and Company pay-based contribution to his Employee Stock Ownership Plan account in the amount of $2,428.

(5) Includes Company matching contributions to his Non-Qualified Stock Purchase Plan account in the amount of $1,610; Company matching contribution to his 401(k) Plan account in the amount of $4,750; and Company pay-based contribution to his Employee Stock Ownership Plan account in the amount of $2,428.

(6) Includes Company matching contributions to his Non-Qualified Stock Purchase Plan account in the amount of $833; Company matching contribution to his 401(k) Plan account in the amount of $3,334; and Company pay-based contribution to his Employee Stock Ownership Plan account in the amount of $2,185.

(7) Includes Company matching contributions to his Non-Qualified Stock Purchase Plan account in the amount of $1,100; Company matching contribution to his 401(k) Plan account in the amount of $4,750; and Company pay-based contribution to his Employee Stock Ownership Plan account in the amount of $2,428.



                                                OPTION GRANTS IN LAST FISCAL YEAR


                                                                                                  Potential Realizable Value
                                                                                                   at Assumed Annual Rates
                                                                                                 of Stock Price Appreciation
                                                             Individual Grants                        for Option Term (2)
                                                             -----------------                        -------------------

                                                     % of
                                Number of           Total
                               Securities          Options        Exercise
                               Underlying        Granted to        or Base
                                 Options          Employees         Price      Expira-
                                 Granted          in Fiscal       ($/Share)     tion                5%            10%
       Name                      (#)(1)             Year           ($)(1)       Date               ($)            ($)
       ----                      ------             ----           ------       ----               ---            ---

Paul J. Powers                   55,000             39.7           12.875      1/20/07           445,411       1,128,751

Bruce C. Wheatley                12,500              9.0           12.875      1/20/07           101,230         256,534

John Gilchrist                   15,000             10.8           12.875      1/20/07           121,476         307,841

Steven J. Hewitt                 12,500              9.0           12.875      1/20/07           101,230         256,534

Robert A. Calcagni               10,000              7.2           12.875      1/20/07            80,984         205,228

(1) The non-qualified stock options listed in the above table were granted subject to a three-year vesting period, with 50% of the options granted becoming exercisable on the second anniversary of the grant date and the remaining 50% becoming exercisable on the third anniversary. The exercisability of the options may be accelerated in the event of a change in control or a potential change in control. No SARs were granted in the last fiscal year.

(2) Potential Realizable Value is presented net of the option exercise price but before any federal or state income taxes associated with exercise. These amounts represent certain assumed rates of appreciation prescribed by rules of the Securities and Exchange Commission. Actual gains are dependent on the future performance of the Company's Common Stock and the option holders' continued employment throughout the vesting period. The amounts reflected in the table may not necessarily be achieved.


                                          AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                                     AND FY-END OPTION VALUES


                                                                         Number of
                                                                          Securities                Value of
                                                                         Underlying               Unexercised
                                                                         Unexercised              In-the-Money
                                                                          Options at                Options at
                                                                          FY-End                     FY-End (1)
                                                                             (#)                        ($)
                                 Shares                                      ---                        ---
                                Acquired              Value
                               on Exercise          Realized              Exercisable/              Exercisable/
           Name                   (#)                  ($)              Unexercisable             Unexercisable
           ----                   ---                  ---              -------------             -------------

Paul J. Powers                    -0-                  -0-             327,256/187,235        3,389,160/1,212,328

Bruce C. Wheatley                 -0-                  -0-               42,026/43,317            412,771/281,564

John Gilchrist                   31,800             339,888               9,666/45,257             78,561/285,742

Steven J. Hewitt                  6,944              70,182                -0- /20,345               -0- /103,102

Robert A. Calcagni               23,738             290,810               6,724/34,654             51,141/225,254


(1) The value per option is calculated by subtracting the exercise price from the October 31, 1997 closing price of the Company's Common Stock on the New York Stock Exchange, which was $16.25.




           LONG-TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR



                                                                             Estimated Future Payouts
                                                                             ------------------------
                                                                         Under Non-Stock Price Based Plans
                                                                         ---------------------------------
                              Number of          Performance
                               Shares,              or Other
                              Units or           Period Until
                           Other Rights         Maturation or        Threshold        Target        Maximum
         Name                    (#)                Payout(1)           (#)            (#)            (#)
         ----                    ---                ---------           ---            ---            ---

Paul J. Powers                 72,500               10/31/99           36,250         72,500         108,750

Bruce C. Wheatley               9,000               10/31/99            4,500          9,000          13,500

John Gilchrist                 10,000               10/31/99            5,000         10,000          15,000

Steven J. Hewitt               12,000               10/31/99            6,000         12,000          18,000

Robert A. Calcagni              7,000               10/31/99            3,500          7,000          10,500

           Payouts of awards are tied to the Company's achievement of specified levels of return on equity (the "ROE") over a three-year period. At Threshold
ROE, 50% of shares will be distributed. 100% of awards will be paid at Target
ROE  and 150% of awards at Maximum ROE. The Management Evaluation and
Compensation Committee of the Board of Directors may, at or after grant, accelerate the vesting of all or part of any Performance Share Award.

(1) The date in the column represents the end of the three-year performance period.

                               RETIREMENT BENEFITS

           Employees may retire from the Company with unreduced benefits under the Company's retirement plans at age 65 or later with 25 or more years of service. The table below shows the estimated annual pension benefits provided under the Company's defined benefit retirement plans for employees in higher salary classifications retiring at age 65 or later.

      ESTIMATED TOTAL ANNUAL RETIREMENT BENEFITS UNDER THE PENSION PLAN FOR
         SALARIED EMPLOYEES AND SUPPLEMENTAL EXECUTIVE RETIREMENT PLANS

                                               YEARS OF SERVICE

    REMUNERATION                 15                   20                    25                    30                   35

      $ 150,000              $ 40,226              $ 53,635             $ 67,044              $ 70,396              $ 73,748

        200,000                55,226                73,635               92,044                96,646               101,248

        250,000                70,226                93,635              117,044               122,896               128,748

        500,000               145,226               193,635              242,044               254,146               266,248

        750,000               220,226               293,635              367,044               385,396               403,748

      1,000,000               295,226               393,635              492,044               516,646               541,248

      1,250,000               370,226               493,635              617,044               647,896               678,748


           Benefits under the plans are calculated generally under a formula of 50% of the participant's final average compensation reduced by 50% of the participant's estimated social security benefits, reflected in the table in the form of a straight life annuity. The compensation covered by the pension plan is base salary as set forth in the Salary column of the Summary Compensation Table on page 12. The compensation covered by the supplemental executive retirement plans is also base salary, as set forth in the Summary Compensation Table, for those executives participating, other than the Chief Executive Officer and the Senior Vice Presidents, for which the compensation covered is base salary plus bonus as set forth in the Summary Compensation Table plus bonus earned but elected to be taken in the form of restricted stock and deferred into a later year. As of December 31, 1997, the following executive officers had the following credited years of service under the pension plan with the Company: Mr. Powers, 15; Mr. Wheatley, 5; Mr. Gilchrist, 29; Mr. Hewitt, 28 and Mr. Calcagni, 31.

MANAGEMENT EVALUATION AND COMPENSATION COMMITTEE REPORT ON EXECUTIVE
COMPENSATION

OVERALL POLICY AND ADMINISTRATION

         The Company's executive compensation program, as developed by the Management Evaluation & Compensation Committee of the Board of Directors (the "Compensation Committee"), is designed to preserve and enhance shareholder value. Within a strategy that links executive and shareholder financial interests, the executive compensation program is designed to:

- Motivate executives toward long term strategic management of the Company's assets and operations through stock programs that focus executive attention on increasing shareholder value.

- Recognize and reward individual contributions and achievements as well as overall business performance via annual incentives which are tied to annual operating, financial and strategic objectives.

- Provide a competitive salary structure to attract and retain the executive talent necessary to ensure the Company's continued profitable growth.

         The executive compensation program is administered by the Compensation Committee, which is comprised of five independent directors. The Compensation Committee establishes salaries for corporate officers and administers the Company's Senior Management Target Incentive Plan (the "SMTIP"), Salaried Employee Incentive Plan (the "SEIP") and the Stock Option and Award Plans. In its decision-making process, the Compensation Committee uses independent compensation consultants and may periodically seek input from appropriate Company executives.

           To further the Compensation Committee's strategy of linking executive and shareholder financial interests, in recent years the Compensation Committee has adjusted the mix of each executive's overall compensation components to increase the emphasis on performance-based (annual cash incentive awards, stock options and performance shares) versus fixed (base salary and restricted stock) compensation.

BASE SALARIES

         In establishing base salaries of Company executives, the Compensation Committee generally targets market median (50th percentile) compensation levels of senior executives and other corporate officers in comparably sized durable goods manufacturing companies. Other factors such as availability of talent, the recruiting requirements of the particular situation, experience and anticipated performance are considered in determining individual base salary compensation levels and may result in salaries above or below the stated target.

           The Compensation Committee uses data from several executive compensation surveys. The number of participant companies appearing in these surveys is more extensive than the peer group established for performance graph purposes, reflecting the broader group of companies with which the Company competes for executive talent.

           During fiscal 1997, the Compensation Committee changed the review date for any adjustments in the base salaries of corporate officers from January 1 to November 1. Such action was designed to align any changes in base salaries with the Company's fiscal year. Any adjustments in the base salaries of senior executives and other corporate officers are dependent upon such factors as the executive's current responsibilities and experience, competitive compensation practices at comparably sized durable goods manufacturing companies and the Compensation Committee's judgment regarding the performance of the executive.

           As part of a company wide cost reduction program initiated in September 1996, salaries for senior executives and all other corporate officers were frozen for the remainder of calendar 1996 and all of fiscal 1997.

ANNUAL INCENTIVE COMPENSATION

           The Compensation Committee administers two annual incentive plans. The SMTIP was approved by shareholders in 1995 and is a performance-based plan in which potential payouts are set in accordance with the requirements of Internal Revenue Code Section 162(m).

           In addition, the Compensation Committee administers the SEIP which provides compensation that is not performance-based as defined in Code Section 162(m), but which is based on both objective and subjective evaluations of individual executive performance.

The Senior Management Target Incentive Plan

           The SMTIP provides annual incentive compensation to the Company's six senior executives based solely on the achievement of predetermined financial performance objectives, including group operating income and corporate net income, return on group sales and return on group assets. Target awards range from 26.25% to 60% of base salary.

The Salaried Employee Incentive Plan

           The SEIP provides senior and top managers an opportunity to earn annual cash payments (target incentive awards) based primarily on the achievement of important financial goals (operating and net income, return on sales and return on assets), as well as individual objectives. A threshold level of net income must be achieved before any payments are made.

           The Compensation Committee selects participants in the SEIP (of which there were 106 in 1997) and determines accompanying target award ranges (from 8.75% to 40% of base salary) according to individual responsibility levels, business judgment and market median data for comparably sized durable goods manufacturing companies.

           To enhance the Company's objectives of encouraging additional executive stock ownership and increasing Company cash flow, certain participants in the SMTIP and SEIP may elect to receive up to 50% of their earned awards in the form of restricted stock. If the participant elects part of an earned award in restricted stock, the Company increases the stock award by a fixed percentage. The vesting period associated with the stock award is three years and the shares are forfeited in the event a participant voluntarily leaves the Company or is terminated "for cause."

THE STOCK OPTION AND AWARD PLANS

           The Company's Stock Option and Award Plans allow for the grant of a variety of stock incentive instruments, including nonqualified (i.e., non-tax-preferred) and incentive stock options, stock appreciation rights, restricted stock and performance shares.

           For many years, the Company has made annual stock option grants to its key executives to create a direct link between shareholder and executive interests. In determining stock option awards, the Compensation Committee considers such factors as median competitive award levels, the size of previous stock option awards and Company and individual performance.

           The performance share program, first initiated in fiscal 1993, is a longer-term incentive program designed to motivate key executives whose efforts result in the achievement of sustained financial results leading to increased shareholder value. Designed to replace substantially the restricted stock grants previously made to key executives, the Compensation Committee believes performance shares better align executive and shareholder financial interests. In 1997, the Compensation Committee selected 69 executives throughout the Company for participation in the performance share program, in which grants are made on a biannual basis.

           Depending on the responsibilities within the Company, performance shares are earned based on average corporate and/or group return on equity (the "ROE") (and divisional operating income for certain executives), over a three-year performance period. In future years, the Compensation Committee may consider other measures of shareholder value and performance periods, as appropriate, in light of the Company's strategic objectives. Threshold levels of ROE and, in certain cases, operating income must be achieved before any distributions are made.

           Historically, the Company has granted stock options on an annual basis while performance shares are granted every other year.

           In the past the Company has also periodically granted time-lapse restricted stock to its key executives. Restricted stock is now used only in special circumstances, such as to attract new key executives for employment with the Company and in other similar non-recurring circumstances.

CHIEF EXECUTIVE OFFICER COMPENSATION

           Mr. Powers' annual base salary for fiscal 1996 and fiscal 1997 was $500,000. In 1996, $25,000 of this amount was paid to Mr. Powers by CUNO Incorporated for duties associated with its spin-off from Commercial Intertech. Mr. Powers' salary was based on the Compensation Committee's judgment regarding his performance, his service to the Company and competitive salary levels for CEO's of comparably sized durable goods manufacturing companies.

           For performance in fiscal 1997, Mr. Powers received a payment under the SMTIP of $330,000. This payment was based on a predetermined formula based on corporate net income set by the Compensation Committee and certified by the Compensation Committee in accordance with the provisions of Internal Revenue Code Section 162(m). In addition, Mr. Powers received a payment from the SEIP of $170,000 based on the Compensation Committee's judgment as to Mr. Powers' achievement of personal goals and objectives during 1997.

           Mr. Powers received options to purchase 55,000 shares of Common Stock in 1997. In determining this grant, the Compensation Committee considered Company and individual performance, the size of previous awards and market median long-term incentive statistics. Mr. Powers received a performance share grant of 72,500 shares in 1997 as required by his employment agreement.

INTERNAL REVENUE CODE SECTION 162(m)

           A 1993 Internal Revenue Code amendment caps the allowable federal income tax deduction for compensation paid to each of the proxy-reported officers of a public company. The deduction limit does not apply to compensation paid under a plan that meets certain requirements for performance-based compensation. It is the Compensation Committee's general policy to structure the major components of the Company's incentive compensation programs to qualify as performance-based compensation and to preserve the deductibility of compensation paid to executive officers on an ongoing basis.




By:        The Management Evaluation & Compensation Committee

Neil D. Humphrey, Chairman                          Gerald C. McDonough
John M. Galvin                                      C. Edward Midgley
Richard J. Hill

COMPENSATION OF DIRECTORS

           Directors who are not employees of the Company receive an annual retainer fee in the amount of $20,000, plus $1,000 for attending each meeting of the Board of Directors. They also receive $950 for attending each committee meeting. Directors can elect to take up to 100% of the annual retainer and board meeting fees in the form of Company stock, in which case the amount is increased by 20%. Directors who are employees of the Company do not receive compensation for serving as directors.

           Non-employee directors who retire with at least ten years of non-employee Board service will be paid a retirement benefit consisting of an annual amount equal to the Board retainer being paid to such directors at the time of retirement. Retiring directors with less than ten years of non-employee Board service will receive proportionally decreased amounts. Non-employee directors are entitled to receive automatically a non-qualified stock option to purchase 2,250 shares of Common Stock upon election to a new three-year term. Non-Employee directors received awards of 1,500 performance shares on November 1, 1997 and biannually thereafter will receive awards of 2,000 performance shares. The 1,500 performance shares awarded to each non-employee director in 1997 will be earned based upon the achievement of certain Company financial targets during a two-year cycle, and future performance share awards will be earned during a three-year cycle.

           Mr. Don E. Tucker, former Senior Vice President and Chief Administrative Officer of the Company, provides consulting services to the Company. Fees paid for those services during fiscal 1997 were $48,000.

EMPLOYMENT AGREEMENTS

           On July 27, 1994, the Company entered into an Employment Agreement with Paul J. Powers. Mr. Powers' Employment Agreement expires on February 28, 2000. The Employment Agreement provides for the payment of a base salary of $465,000 which can be increased at the discretion of the Company. Additionally, Mr. Powers shall be eligible to (1) receive cash bonuses as part of the Company's SEIP; and (2) participate in other incentive, stock option, profit sharing and similar plans maintained by the Company for the benefit of its executives. In addition, the Employment Agreement with Mr. Powers provides that in the event of his termination without cause (as defined in his Employment Agreement), Mr. Powers shall receive a lump sum payment equal to two and one-half times his most recent annual cash compensation. Finally, Mr. Powers will be included in all other employee benefit plans to the extent that he is eligible. Such plans include, but are not limited to, group life insurance plans, hospitalization and medical plans and long-term disability plans.

TERMINATION BENEFITS

           During 1996, the Company entered into termination and change of control agreements ("Termination Agreements") with the officers listed in the Summary Compensation Table. Under these Termination Agreements, each of such officers is entitled to receive the following:

     - If a termination of employment occurs prior to a "Change of Control" (as defined in the Termination Agreements) and is at the request of the Company but without "cause" (as defined in the Termination Agreements), the officer will receive one times his base salary, and otherwise vested amounts and benefits under the Company's compensation and benefit plans.

     - If the termination of employment occurs after a Change of Control and is either at the Company's request but without cause, or is initiated by the officer for "Good Reason" (as defined in the Termination Agreements), the officer will receive (i) three times the sum of base salary and his highest annual bonus, (ii) a pro rata portion of his highest recent bonus, (iii) the actuarial value of his accrued benefit under the supplemental retirement benefit plan, including, for certain officers, additional years of accrual, (iv) the full value of performance shares assuming at least 100% target performance, (v) vested and accrued benefits under other benefit and compensation plans, and (vi) a continuation of medical benefits for three years and certain other perquisites including automobile lease payments, out-placement services, club dues, tax planning, relocation expenses (including home repurchase) and insurance. The Company is obligated to set aside in trust sufficient assets to fund its obligations. In addition, because payments could be subject to an excise tax, the officers will receive an additional amount for excise tax payments.

           Under the Termination Agreements, each officer has agreed not to compete against the Company for certain periods of time.

              COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG COMMERCIAL INTERTECH CORP. ("TEC"), NEW YORK STOCK EXCHANGE ("NYSE") AND DOW JONES INDUSTRIAL DIVERSIFIED INDUSTRY GROUP ("DJID") INDICES













                 1992           1993             1994             1995            1996         1997
                 ----           ----             ----             ----            ----         ----

TEC            $100.00         $116.34          $173.56          $160.73         $255.57       $388.84

DJID           $100.00         $126.50          $131.28          $148.42         $191.74       $240.27

NYSE           $100.00         $118.64          $123.05          $144.45         $176.39       $229.49

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN (CONT.)

Assumes $100 invested on October 31, 1992.

Total return assumes reinvestment of dividends.

Data as of October 31 of each year.

The New York Stock Exchange (NYSE) Index was selected as the broad market indicator because Commercial Intertech (TEC) shares are traded on the NYSE.

The Dow Jones Industrial Diversified (DJID) Index was selected as the industry index because TEC is included in said index along with a number of competitors and other companies involved in two or more industries or whose products are used in many different industries.

                        SECURITY OWNERSHIP OF MANAGEMENT

           The directors, nominees for the office of director, the Chief Executive Officer, the four other highly-compensated executive officers and all directors and executive officers as a group were the beneficial owners of the Company's voting shares, as of December 31, 1997, as set forth below:

                                    Amount and Nature of Beneficial Ownership
                                    -----------------------------------------           Percent
 Name of Beneficial                                                                    of Voting
        Owner                   Common                            Preferred             Shares
        -----                   ------                            ---------             ------

William J. Bresnahan              4,250 (6)                           -                    *

Robert A. Calcagni               72,030 (6)(7)(10)(11)             957 (12)                *

Charles B. Cushwa III           217,189 (1)(2)(3)(6)(8)               -                  1.45%

William W. Cushwa               216,591 (1)(2)(4)(5)(6)            376 (12)              1.44%
                                        (9)(11)

John M. Galvin                   13,756 (6)                           -                    *

John Gilchrist                   66,236 (6)(11)                    889 (12)                *

Steven J. Hewitt                 34,207 (6)(10)(11)                430 (12)                *

Richard J. Hill                  14,313 (6)                           -                    *

Neil D. Humphrey                 11,760 (6)(7)                        -                    *

William E. Kassling              15,224 (6)                           -                    *

Gerald C. McDonough               7,681 (6)                           -                    *

C. Edward Midgley                24,724 (6)                           -                    *

Paul J. Powers                  591,669 (6)(10)(11)               1,225 (12)             3.84%

George M. Smart                   6,668 (6)                           -                    *

Don E. Tucker                   147,274 (1)(6)(10)(11)             216 (12)                *

Bruce C. Wheatley                94,802 (6)(10)(11)                355 (12)                *




                               Amount and Nature of Beneficial Ownership
                               -----------------------------------------       Percent
                                                                              of Voting
Name of Beneficial             Common                        Preferred          Shares
      Owner                    ------                        ---------          ------
      -----

All Directors and
Executive Officers as a
Group (18 people)

                             1,624,361                          6,069           10.45%

*less than 1%

           (1) Does not include Common Stock owned by the members of the above-mentioned individuals' families who share their homes, as follows: of Mr. Charles Cushwa - 947 shares; of Mr. William Cushwa - 46,949 shares; of Mr. Tucker - 1,146 shares. Beneficial ownership thereof is disclaimed by the respective individuals.

           (2) Charles B. Cushwa III and William W. Cushwa are two of three beneficiaries of a trust, of which they are not trustees, which consists of 294,000 shares of Common Stock, the income from which will be paid to the beneficiaries equally during their lives. These shares are not included in the amounts shown in the table.

           (3) Includes 35,000 shares of Common Stock held in trust, in which the children of Charles B. Cushwa III have a remainder interest, and of which National City Bank, N.E. and Charles B. Cushwa III are co-trustees. Beneficial ownership thereof is disclaimed by Mr. Charles B. Cushwa III.

           (4) Does not include 11,250 shares of Common Stock held in trust, of which William W. Cushwa is not a trustee, for the benefit of his child and of which beneficial ownership is disclaimed by Mr. William W. Cushwa.

           (5) Includes 35,000 shares of Common Stock held in trust, in which the children of William W. Cushwa have a remainder interest, and of which National City Bank, N.E. and William W. Cushwa are co-trustees. Beneficial ownership thereof is disclaimed by Mr. William W. Cushwa.

           (6) Includes shares of Common Stock acquirable within 60 days of December 31, 1997 upon exercise of options issued under the Company's Stock Option and Award Plans as follows: Mr. Bresnahan - 1,181 shares; Mr. Calcagni - 22,413 shares; Mr. Charles Cushwa - 1,681 shares; Mr. William Cushwa - 9,525 shares; Mr. Galvin - 6,724 shares; Mr. Gilchrist - 28,717 shares; Mr. Hewitt - 5,043 shares; Mr. Hill - 1,681 shares; Mr. Humphrey - 1,681 shares; Mr. Kassling
- 1,681 shares; Mr. McDonough - 1,681 shares; Mr. Midgley - 1,681 shares; Mr. Powers - 412,425 shares; Mr. Smart - 1,681 shares; Mr. Tucker - 3,362 shares; and Mr. Wheatley - 61,637 shares.

           (7) Includes shares of Common Stock (fractional shares not shown) credited to the accounts of the above-mentioned beneficial owners by the administrator of the Company's Automatic Dividend Reinvestment Plan, as follows:
Mr. Calcagni - 1,733 shares; and Mr. Humphrey - 1,886 shares.

           (8) Includes 38,396 shares of Common Stock held in trust, in which the children of Charles B. Cushwa III have a remainder interest, and of which National City Bank, N.E. and Charles B. Cushwa III are co-trustees. Beneficial ownership thereof is disclaimed by Mr. Charles B. Cushwa III.

           (9) Includes 61,000 shares of Common Stock held in trust, in which the children of William W. Cushwa have a remainder interest, and of which National City Bank, N.E. and William W. Cushwa are co-trustees. Beneficial ownership thereof is disclaimed by Mr. William W. Cushwa.

           (10) Includes the following number of shares of Common Stock (fractional shares not shown) credited to the accounts of the above-named beneficial owners by the trustee acting under the provisions of the Company's 401(k) plan: Mr. Calcagni - 2,424 shares; Mr. Hewitt - 2,055 shares; Mr. Powers
- 13,590 shares; Mr. Tucker - 11,158 shares; and Mr. Wheatley - 4,852 shares.

           (11) Includes the following number of shares of Common Stock (fractional shares not shown) as a result of participation in the Commercial Intertech Employee Stock Ownership Plan: Mr. Calcagni - 873 shares; Mr. William Cushwa - 1,647 shares; Mr. Gilchrist - 869 shares; Mr. Hewitt - 4 shares; Mr. Powers - 1,883 shares; Mr. Tucker - 375 shares; and Mr. Wheatley - 447 shares.

           (12) Series B Preferred Stock (fractional shares not shown) held as a result of participation in the Commercial Intertech Employee Stock Ownership Plan.

           The information set forth above concerning beneficial shareholdings of the beneficial owners is based on information received from the persons named. None of such beneficial owners, directly or indirectly, owns beneficially any equity securities of any subsidiary of the Company.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

           The name of any person or "group" (as that term is used in the Exchange Act) known by the Company to be the beneficial owner of more than five percent (5%) of any class of the Company's voting securities as of December 31, 1997 is set forth below:

                                                    Amount and
 Title             Name and Address                 Nature of         Percent          Percent of
  of                     of                         Beneficial           of             All Voting
 Class             Beneficial Owner                 Ownership          Class              Shares
 -----             ----------------                 ---------          -----              ------

Common             National City Bank, N.E.        713,936 (1)          5.07%            4.75%
                   P.O. Box 450
                   Youngstown, OH  44501

Common             LaSalle National Bank           385,675 (2)          2.74%            2.57%
                   135 South LaSalle St.
                   Chicago, IL  60603

Series B           LaSalle National Bank           942,552 (3)         100.0%            6.27%
Preferred          135 South LaSalle St.
                   Chicago, IL  60603

           (1) This figure does not include 3,643 shares of Common Stock held in trust by National City Bank (as custodian) for the benefit of participants in the Non-Qualified Stock Purchase Plan of Commercial Intertech Corp.

               National City Bank has sole voting power over 571,885 shares and shared voting power over 142,051 shares. National City Bank has sole investment power over 86,120 shares, shared investment power over 589,674 shares and no investment power over 38,142 shares.

           (2) LaSalle National Bank has shared voting power and sole investment power over all shares.

           (3) This figure represents all of the outstanding ESOP Convertible Preferred Stock Series B held of record by LaSalle National Bank (trustee) for the benefit of participants in the Commercial Intertech Employee Stock Ownership Plan.

               LaSalle National Bank has shared voting power and sole investment power over all shares of Preferred Stock Series B. The trust for this Plan contains provisions for pass-through voting rights to the employee participants in the plan.

                      2. SELECTION OF INDEPENDENT AUDITORS
                      ------------------------------------

           The Board of Directors has selected Ernst & Young LLP to audit the financial statements of the Company and its consolidated subsidiaries for the fiscal year ending October 31, 1998. Ernst & Young LLP has served the Company in this capacity since 1921. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if such representative so desires and will also be available to respond to appropriate questions from shareholders.

           Unless contrary instructions are noted on the proxy, it will be voted to ratify the selection by the Board of Directors of Ernst & Young LLP as independent public auditors for the fiscal year ending October 31, 1998.

Required Vote

           The affirmative vote of the holders of a majority of the voting shares represented at the Annual Meeting is required for such ratification.

Board Recommendation

           The Board of Directors recommends a vote FOR the approval of Ernst & Young as independent auditors.

                          ANNUAL REPORT TO SHAREHOLDERS

           The Annual Report of the Company and its subsidiaries for the fiscal year ended October 31, 1997, including financial statements reflecting the financial position and operations of the Company and its subsidiaries for that year, is being mailed to shareholders simultaneously with this Proxy Statement. The annual report is not deemed to have been filed with the Securities and Exchange Commission and is not part of this proxy solicitation.

                       1999 ANNUAL MEETING OF SHAREHOLDERS

           The deadline for receipt of shareholders' proposals for inclusion in the Company's 1999 proxy material is October 2, 1998.

                                    FORM 10-K

           A COPY OF THE COMPANY'S ANNUAL REPORT AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE FISCAL YEAR ENDED OCTOBER 31, 1997 MAY BE OBTAINED BY SHAREHOLDERS AFTER JANUARY 31, 1998, WITHOUT CHARGE, ON WRITTEN REQUEST DIRECTED TO THE SECRETARY, COMMERCIAL INTERTECH CORP., P.O., BOX 239, YOUNGSTOWN, OHIO 44501.

                                3. OTHER MATTERS
                                ----------------

           The Board of Directors does not know of any matters of business to be presented for action at the meeting other than as set forth above. The enclosed proxy does, however, confer discretionary authority upon the persons named therein, or their substitutes, to take action with respect to any other matters that may properly be brought before the meeting.

                             SOLICITATION OF PROXIES

           The enclosed form of proxy is solicited by the Board of Directors. Shares represented by the proxy will be voted at the meeting in accordance with the shareholder's written instructions. The cost of preparing, printing, assembling and mailing will be paid by the Company. Officers, directors or other employees of the Company, without additional remuneration, may solicit proxies personally or by other appropriate means, if deemed advisable. The Company will also request brokers, banks and other nominees to send proxy material to and obtain proxies from their principals, and it will reimburse such persons for their expenses in so doing. In addition, the Company has retained Morrow & Co., Inc. to assist in the solicitation of proxies. Morrow & Co., Inc. will request brokerage houses and other nominees, fiduciaries and custodians nominally holding shares of the Company's Common Stock of record to forward proxy solicitation material to the beneficial owners of such shares. For these services, the Company will pay Morrow & Co., Inc. a fee estimated not to exceed $5,000 plus reimbursement of expenses.

           Please complete, sign, date and return your proxy promptly to ensure that your shares will be voted at the Annual Meeting. We hope that you will attend the Annual Meeting. For your convenience, a self-addressed envelope, which requires no additional postage if mailed in the United States, is enclosed.

                                          BY ORDER OF THE BOARD OF DIRECTORS


                                          SHIRLEY M. SHIELDS
                                          Vice President and Corporate Secretary

Youngstown, Ohio
January 29, 1998

                                    APPENDIX



1.   Commercial Intertech Corp. logo appears on first page.

2.   Pictures of members of the Board of Directors appear on pages 5 through 9.

3.   Performance graph appears on page 24.

                           COMMERCIAL INTERTECH CORP.
                                1775 Logan Avenue
                             Youngstown, Ohio 44501

                                      PROXY

                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                       FOR
               THE ANNUAL MEETING OF SHAREHOLDERS, MARCH 25, 1998


           The undersigned hereby appoints JOHN S. ANDREWS, RICHARD J. HILL and DON E. TUCKER, and each or any of them, attorneys and proxies with full power of substitution, to represent the undersigned and to vote all shares of stock of Commercial Intertech Corp. which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Commercial Intertech Corp. to be held at the Edward J. DeBartolo Stadium Club at Youngstown State University, One University Plaza, Youngstown, Ohio on Wednesday, March 25, 1998, at 10:00 A.M., eastern time, or at any adjournments or postponements thereof, upon all matters set forth in the Notice of Annual Meeting and Proxy Statement, receipt of which is hereby acknowledged.


                                          PLEASE SIGN, DATE AND RETURN PROMPTLY
                                          IN ENCLOSED ENVELOPE


                                          Dated:____________________, 1998

                                          ______________________________________

                                          ______________________________________
                                                 Signature of Shareholder(s)

                                          THIS PROXY SHOULD BE SIGNED EXACTLY AS
                                          NAME APPEARS HEREON


                                          Executors, administrators, trustees,
                                          attorneys, etc., should give full
                                          title as such. If the signer is a
                                          corporation, partnership or limited
                                          liability company, please sign full
                                          corporate, partnership or limited
                                          liability company name by duly
                                          authorized person.

1.   ELECTION OF DIRECTORS


     Nominees: Gerald C. McDonough, Paul J. Powers, George M. Smart and Don E.
               Tucker.


         [  ]   FOR all nominees              [  ]    WITHHOLD AUTHORITY
                listed above (except                  to vote for all nominees
                as listed to the                      listed above
                contrary below)

If you wish to withhold authority to vote for any individual nominee, you may write that nominee's name in the space provided below.


--------------------------------------------------------------------------------

The Board of Directors recommends a vote FOR the election of all nominees listed above as directors.


2.   RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS.


               [  ]  FOR       [  ]  AGAINST       [  ]  ABSTAIN

The Board of Directors recommends a vote FOR the approval of auditors.


3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.



THIS PROXY WILL BE VOTED AS DIRECTED ABOVE, OR IF RETURNED EXECUTED WITH NO DIRECTION GIVEN, WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR RATIFICATION OF ERNST & YOUNG LLP AS AUDITORS.